Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NATURE’S MIRACLE HOLDING INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Units consisting of: (3)(4)	457(o)	—	—		$5,175,000	$0.00015310	$792.29
Fees to be Paid	Equity	(i) Common Stock, $0.0001par value per share (5)	—	—	—		—	—	—
Fees to be Paid	Equity	(ii) One Series A Warrant to purchase one share of Common Stock (5)	—	—	—		—	—	—
Fees to be Paid	Equity	(iii) One Series B Warrant to purchase a number of shares of Common Stock (5)	—	—	—		—	—	—
Fees to be Paid	Equity	Pre-Funded Units consisting of: (3)(4)	457(o)	—	—		—	—	—
Fees to be Paid	Equity	(i) Pre-Funded Warrants to purchase shares of Common Stock (5)	—	—	—		—	—	—
Fees to be Paid	Equity	(ii) One Series A Warrant to purchase one share of Common Stock (5)	—	—	—		—	—	—
Fees to be Paid	Equity	(iii) One Series B Warrant to purchase a number of share of Common Stock (5)	—	—	—		—	—	—
Fees to be Paid	Equity	Common Stock, issuable upon the exercise of the Series A Warrants and the Series B Warrants included as part of Units and Pre-Funded Units	457(g)	—	—		$5,175,000	$0.00015310	792.29
Fees to be Paid	Equity	Common Stock, $0.0001par value per share, to be sold by the Selling Stockholders (Secondary Offering)	457(c)	2,924,150	$0.1402	(6)	$409,965.83	$0.00015310	$62.77
Fees to be Paid	Equity	Common Stock, $0.0001par value per share, underlying. the outstanding warrants, to be sold by the Selling Stockholders (Secondary Offering)	457(c)	393,250	$0.1402	(6)	$55,133.65	$0.00015310	$8.44
Fees Previously Paid	—	—	—	—	—		—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—	—	—	—	—	—	—
Total Offering Amounts							$10,815,099	$0.00015310	$1655.79
Total Fees Previously Paid									—
Total Fee Offset									—
Net Fee Due									$1655.79

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total units sold in the offering, solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including shares of common stock issuable upon exercise of the pre-funded warrants), if any, is $5,175,000, which includes up to an additional 15% of the aggregate offering price to cover the underwriter’s option to purchase securities to cover over-allotments, if any.

(5)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended., based on the average of the high and low sales price of the Common Stock as reported on Nasdaq on September 30, 2024.